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                                                                   Exhibit 10.15

                            AGREEMENT OF AMENDMENT


  This Agreement of Amendment (this "Amendment") is made as of December 9, 1997, by and between Viisage Technology, Inc. ("Viisage") and Sanwa Business Credit Corporation ("SBCC").

  Introduction.  Viisage and SBCC are parties to a Purchase Agreement, dated as
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of September 12, 1996 (the "Agreement"), pursuant to which SBCC purchases from
Viisage certain Systems and related Payments and Assigned Rights. The parties wish to modify and clarify provisions of the Agreement that pertain to advances provided by SBCC prior to the completion of System installation, so that the same will be treated as debt until completion of installation. THEREFORE, the parties mutually agree as follows:

  1. Capitalized terms defined in the Agreement and used in this Amendment, unless separately defined herein, will have the defined meanings set forth in the Agreement, as amended hereby.

  2. All references in Section 2 of the Agreement to "interim purchase price payments", "interim conditional payments" and "interim payments" are amended to read "interim advances", and all references in Section 2 of the Agreement to "final payment" or "final purchase price payment" are amended to read "final advance".

  3. Section 2(a)(ii) and 2(a)(iii) of the Agreement each is amended by adding the following text at the end thereof (in the case of Section 2(a)(ii), before ", and"): ", provided that for Systems which have not been fully developed or
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installed and for which interim advances are to be made under Section 2(d), the foregoing condition need be satisfied only at the time the final advance is made."

  4.   Section 2(d) of the Agreement is amended as follows:

  4.1 The following text is added to the end of Section 2(d)(iv), after the word "SBCC": ", provided that until final advance, said assignment shall be a
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collateral assignment, only, granting a security interest in favor of SBCC to secure repayment of interim advances made by SBCC hereunder (and upon SBCC's final advance for such System, said assignment automatically shall cease to be conditional, and title automatically shall pass to and vest in SBCC without requiring any further action on the part of any party);".

  4.2 The following text is added to the end of Section 2(d)(vi), after the word "System": "and conveyance to SBCC of title to the System and related Payments, Assigned Rights and Customer Guaranties, and proceeds thereof;".

  4.3  The following paragraph is added to the end of Section 2(d):

  "Despite anything to the contrary in this Agreement or any Assignment, the parties agree that any Assignment that is made with respect to a System which has not been fully developed or installed, and for which interim advances are to be made under Section 2(d), shall be deemed to grant and convey only a collateral assignment to and security interest in favor of SBCC, to secure Viisage's repayment of all existing and future interim advances that SBCC makes with respect to such System under Section 2(d), together with interest thereon, until such time when the final advance shall have been made for such System (or said advances shall have been repaid, together with interest thereon) as contemplated under Section 2(d), and upon the making of such final advance, said Assignment automatically (and without any further action on the part of any party) shall cease to be conditional and shall become fully effective to transfer to SBCC the System and the other property, rights and interests set forth therein."
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  5.   Section 2(e) is amended and restated in its entirety to read as follows:

  "Closing Out of Interim Advances.  If, on or before the date for final advance
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under Section 2(d)(iii) above, (i) all of the conditions described under Section
2(d) with respect to the transaction have been and continue to be satisfied, and
(ii) all acceptances and conditions required to cause the Contract and the Payments provided thereunder to be become unconditional, fully satisfied obligations of the Customer have been satisfied, then SBCC will remit the final
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advance to Viisage, and all advances and unpaid interest accrued thereon automatically shall be credited against the Purchase Price otherwise payable by SBCC to Viisage for such System, the Assignment will become unconditionally effective and title to the System, and related Payments, Assigned Rights and Customer Guaranties, and proceeds thereof, automatically and without further action on the part of either party shall vest in SBCC. If any of the conditions specified under Section 2(d) are not satisfied on the scheduled date for an interim advance or cease to be fully satisfied after an interim advance has been paid, or any of the conditions specified in the preceding sentence are not satisfied as of the date for final advance, then SBCC's remaining obligation to
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purchase the System, Payments and Assigned Rights shall become void and of no further effect, and Viisage will immediately make payment to SBCC of the amount of any interim advances made by SBCC, plus interest thereon from the date of the advance to the date of payment at a rate equal to the Prime Rate, and upon SBCC's receipt of such payment, the security interests arising under and any other remaining provisions of the Assignment will be canceled and of no further effect."

  6. Sections 9(a), (b) and (c) of the Agreement are amended and restated in their entirety as follows:

  "(a) Ineligible Systems, Payments or Contracts.  If any of the conditions
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specified in Section 4 shall not be or shall cease to be true, correct or satisfied, SBCC may request or demand that Viisage repurchase the related or affected System and Payments (or as the case may require, repay any interim advances made with respect to the related or affected System and Payments). If any such condition remains untrue, incorrect or unsatisfied for sixty (60) days after SBCC's written request or demand, then Viisage will immediately after expiration of the sixty (60) day period, repurchase the System and Payments for cash for a price equal to the then applicable Termination Amount of the related System (or repay the interim advances, plus interest thereon from the date of the advance to the date of payment at a rate equal to the Prime Rate).

  "(b) Repurchase of All Systems and Payments.  Upon any breach of Viisage's
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duties or agreements in this Agreement (other than any duty set forth in Section
5(d) or 5(e)) and the continuation of such breach for sixty (60) days after written notice from SBCC, or upon a breach of any duty set forth in Section 5(d) or 5(e), Viisage will immediately repurchase all Systems and Payments (and as the case may require, repay any interim advances made with respect to the related or affected System and Payments) for cash for a price equal to the total of then applicable Termination Amounts of all such Systems (or repay the interim advances, plus interest thereon from the date of the advances to the date of payment at a rate equal to the Prime Rate).

  "(c) Per-Use Payment Shortfall.  If the Payments actually due under any Per-
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Use Contract over any three (3) consecutive-month period are less in the aggregate than the total of Remittance Amounts for such period and no Credit Default exists (other than a Credit Default existing solely because the Customer has failed or refused to make payments, and not in connection with any other Credit Default), and upon SBCC's written request to do so, Viisage will repurchase the related System and Payments for cash (or as the case may require, repay any interim advances made with respect to the related or affected System and

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Payments) for a price equal to the then applicable Termination Amount (or repay the interim advances, plus interest thereon from the date of the advance to the date of payment at a rate equal to the Prime Rate)."

  7. Exhibit A to the Agreement, which sets forth the form of Bill of Sale and Assignment to be used under the Agreement, is amended by adding to the end of the second "[optional]" paragraph on page 3 thereof, the following: "Despite anything to the contrary in this Assignment, this Assignment shall be deemed to grant and convey a collateral assignment and security interest in favor SBCC, to secure Viisage's repayment of all existing and future interim advances, together with interest thereon, under Section 2(d) of the Agreement, until such time when the final advance shall have been made for the System as contemplated under
Section 2(e) of the Agreement. Upon the making of such final advance, this Assignment automatically (and without any further action on the part of any party) shall cease to be conditional and shall become fully effective to transfer to SBCC the System and the other property, rights and interests set forth herein."

  8. The Purchase Agreement remains in full force and effect as amended hereby.

  IN WITNESS WHEREOF, each of the parties has caused this Amendment to be signed by its duly authorized representative, under seal, as of the date first set forth above.

Sanwa Business Credit Corporation      Viisage Technology, Inc.



By: Timothy Shanahan                   By: William A. Marshall
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Title:  Vice-President                 Title:  Chief Financial Officer
                                               and Treasurer

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